Results of Special Meeting of Shareholders of Strong Overseas Fund

At a Special Meeting of the Shareholders of the Fund held on December 10, 2004, shareholders approved the following proposals:

To approve the reorganization of the Strong Overseas Fund into the Wells Fargo Advantage Overseas Fund.


                For                  Against               Abstain

           5,651,392.202           153,659.654            60,146.604

To approve an interim advisory agreement with Wells Fargo Funds Management, LLC.


                For                  Against               Abstain

           5,628,440.728           159,757.897            76,999.835

To approve an interim sub-advisory agreement with New Star Institutional Managers Limited.


                For                  Against               Abstain

           5,626,268.563           158,345.024            80,584.873

Appointment of Messrs. Phillip O. Peterson, William F. Vogt, and Gordon B. Greer as Trustees of the Liquidating Trust, which is referenced in the Agreement and Plan of Reorganization.


                For                  Against               Abstain

           5,865,198.460                -                     -


Results of Special Meeting of Shareholders of Strong Advisor International Core Fund

At a Special Meeting of the Shareholders of the Fund held on December 10, 2004, shareholders approved the following proposals:

To approve the reorganization of the Strong Advisor International Core Fund into the Wells Fargo Advantage International Core Fund.


                For                  Against               Abstain

           86,591.609              1,751.000                  -

To approve an interim advisory agreement with Wells Fargo Funds Management, LLC.


                For                  Against               Abstain

           86,591.609              1,751.000                  -

To approve an interim sub-advisory agreement with New Star Institutional Managers Limited.


                For                  Against               Abstain

           86,591.609              1,751.000                  -

Appointment of Messrs. Phillip O. Peterson, William F. Vogt, and Gordon B. Greer as Trustees of the Liquidating Trust, which is referenced in the Agreement and Plan of Reorganization.


                For                  Against               Abstain

           88,342.609                   -                     -